Lyle B. Stewart, P.C.
                           3751 South Quebec Street
                            Denver, Colorado 80237
                            Telephone: 303-267-0920
                               Fax: 303-267-0922





          January 29, 1998



United States Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20459

Dear Madams and Sirs:

On behalf of my client, The Quizno's Corporation, we are filing herewith a Form S-8 relating to such company's Area Director Equity Participation Rights Stock Option Plan. Pursuant to General Instruction C to Form S-8, a Form S-3 Prospectus is included therewith for use in the resale of restricted securities (as defined in Rule 144(a)(3)) of the company purchased in private transactions pursuant to the Plan prior to the filing of the Registration Statement.

If you have any questions about this filing, please contact the undersigned at the telephone or fax numbers indicated above.

     Very truly yours





     /s/Lyle B. Stewart

                                                         Registration No. 333-
                                   (as filed with the SEC on January 29, 1998)

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                       --------------------------------

                           The Quizno's Corporation
                           ------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    Colorado                                        84-1169286
----------------------------                              --------------------
(STATE  OR  OTHER JURISDICTION OF INCORPORATION               (I.R.S. EMPLOYER
OR  ORGANIZATION)                                          IDENTIFICATION  NO.)

                  1099 18th Street, Suite 2850
                     Denver, Colorado                        80202
-------------------------------------               --------------

                           The Quizno's Corporation
          Area Director Equity Participation Rights Stock Option Plan
          -----------------------------------------------------------
                           (FULL TITLE OF THE PLAN)

                            Patrick E. Meyers, Esq.
                      Vice President and General Counsel
                           The Quizno's Corporation
                         1099 18th Street, Suite 2850
                            Denver Colorado  80202
                            ----------------------
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               (303) 291-0999
                  -------------------------------------------
         (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                with a copy to:
                           Lyle B. Stewart, Esquire
                             Lyle B. Stewart, P.C.
                             3751 S. Quebec Street
                            Denver, Colorado  80237
                                (303) 267-0920

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                     Proposed        Proposed
                                      Maximum        Maximum
Title of Securities                Offering Price    Aggregate     Amount of
       to be         Amount to be       Per          Offering     Registration
    Registered      Registered (1)   Share (2)       Price (1)        Fee
------------------ --------------  -------------  --------------  ------------
Common stock, par
 value $.001 per
 share                150,000         $  5.19       $  778,500      $ 229.66


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of options covering the above Common Stock to be granted pursuant to the Plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(c) and (h), the price shown is based upon the average of the high and low price of The Quizno's Corporation Common Stock on January 27, 1998, $5.19, as reported on the Nasdaq SmallCap Market.

     PART  I  -  INFORMATION  REQUIRED  IN  THE  SECTION  10(a)  PROSPECTUS

          The documents containing the information specified in Part I of this Registration Statement will be given or sent to all persons who are granted or exercise options under the Area Director Equity Participation Stock Option Plan of The Quizno's Corporation (the "Company"), as specified by Rule 428.

THE FOLLOWING PROSPECTUS, FILED AS PART OF THIS REGISTRATION STATEMENT PURSUANT TO GENERAL INSTRUCTION C TO FORM S-8, HAS BEEN PREPARED IN ACCORDANCE WITH THE REQUIREMENTS OF FORM S-3 AND WILL BE USED FOR REOFFERINGS AND RESALES OF RESTRICTED SECURITIES (AS DEFINED IN RULE 144(A)(3)) OF THE COMPANY PURCHASED IN PRIVATE TRANSACTIONS PURSUANT TO THE PLAN PRIOR TO THE FILING OF THIS REGISTRATION STATEMENT.

PROSPECTUS
                                    6,300  Shares

                            THE  QUIZNO'S  CORPORATION

                                    Common  Stock
                         (par  value  $.001  per  share)

          This Prospectus relates to 6,300 shares of common stock, par value $.001 per share ("Common Stock"), of The Quizno's Corporation, a Colorado corporation (the "Company"), which may be offered for sale from time to time by certain stockholders of the Company (the "Selling Stockholders"), or by their pledgees, donees, transferees or other successors in interest, to or through underwriters or directly to other purchasers or through agents in one or more transactions at varying prices determined at the time of sale or at
negotiated  prices  (the  "Offering").    See  "Plan  of  Distribution."

          The Company is a franchisor and operator of quick service restaurants ("QSRs") under the name "Quizno's Classic Subs."

          The Company will not receive any of the proceeds from the sale of the shares of Common Stock (the "Shares") by the Selling Stockholders, but has received funds upon the exercise of options held by the Selling Stockholders, that were exercisable for the Shares registered hereby (the "Options"). The expenses of registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares which may be offered hereby will be paid by the Company.

          The  Common  Stock is traded on the Nasdaq SmallCap Market under the
symbol  "QUIZ".   On January 27, 1998, the last sale price of the Common Stock was  reported  as  $5.125.

          SEE  "RISK  FACTORS"  ON  PAGE  7  FOR  CERTAIN RISKS THAT SHOULD BE
CONSIDERED  BY  PROSPECTIVE  PURCHASERS  OF  THE  SECURITIES  OFFERED  HEREBY.

                _____________________________________________

           THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
              THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                  EXCHANGE COMMISSION OR ANY STATE SECURITIES
                    COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                        REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 29, 1998

          NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, THE SELLING STOCKHOLDERS OR ANY OTHER PERSON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

     __________________

     TABLE  OF  CONTENTS
     __________________
                                                                     Page
                                                                     ----
AVAILABLE  INFORMATION                                                1

INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE                  1

THE  COMPANY                                                          2

RISK  FACTORS                                                         5

USE  OF  PROCEEDS                                                     9

SELLING  STOCKHOLDERS                                                10

PLAN  OF  DISTRIBUTION                                               11

INDEMNIFICATION  OF  OFFICERS  AND  DIRECTORS                        12

LEGAL  MATTERS                                                       12

EXPERTS                                                              12

     AVAILABLE  INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the Regional Offices of the Commission at Citicorp Center, 300 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Shares of the Common Stock are traded on the Nasdaq SmallCap Market. Such reports, proxy statements and other information can also be inspected and copied at the offices of The Nasdaq Stock Market, Inc., 1735 K Street, N.W.,
Washington,  D.C.    20006.

          The Company has filed a registration statement (herein, together with all amendments and exhibits thereto, the "Registration Statement"), under the Securities Act with respect to the securities offered pursuant to this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement and the exhibits filed as a part thereof. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     INCORPORATION  OF  CERTAIN DOCUMENTS BY REFERENCE

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by the Company (File No. 000-23174) are incorporated herein by reference:

          (a) the Company's annual report for the fiscal year ended December 31, 1996 filed on Form 10-KSB, as filed with the Commission on March 31, 1997;

          (b) the Company's quarterly reports for the periods ended March 31, June 30, and September 30, 1997, each filed on Form 10-QSB, as filed with the Commission on May 15, August 12, and October 9, 1997, respectively, and as amended on Forms 10-QSB/A on August 19, 1997 and October 14, 1997, respectively;

          (c) the Company's current reports dated January 21, April 2, May 28, June 27, July 31, August 13, and November 26, 1997 on Form 8-K, as amended on December 31, 1997 on Form 8-K/A; and

          (d) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

          All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Offering pursuant to this Prospectus shall be deemed to be incorporated by reference and to be a part of this Prospectus from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon oral or written request of any such person, a copy of any or all of the documents incorporated herein by reference, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to the Investor Relations Department, The Quizno's Corporation, 1099 18th Street, Suite 2850, Denver, Colorado 80202, telephone (303) 291-0999.

     THE  COMPANY

GENERAL

          The Company is engaged in franchising and, to a lesser extend, operating QSRs (the "Restaurants") using the registered service mark "Quizno's " and the name "Quizno's Classic Subs." The Restaurants offer a menu of submarine style sandwiches, salads, soups, desserts and beverages, including "Classic Lite" selections of submarine sandwiches and salads designed for consumers who are looking for a low-fat, healthy alternative to typical fast food products.

          The Company believes that the submarine sandwiches offered in the Restaurants are distinctive in the market for several reasons. Each submarine sandwich is prepared after the customer orders and with special ingredients, recipes and techniques. These ingredients, recipes and techniques are controlled to provide uniformity of taste and quality among all of the Restaurants.

          One of the most important distinctions of the Quizno's sandwich product is that it is served to the customer warm. Each sandwich is prepared open face and run through a conveyor oven that toasts the bread, melts the cheese and enhances the flavors of the meats.

          The Company focuses on the quality of the ingredients contained in the food products it uses and requires that all of its specified ingredients, which are generally higher quality than those that other submarine sandwich shops use, be purchased from approved suppliers. The cheeses used in the
Restaurants are all natural. The Italian style meats include a wine-cured Genoa salami, pepperoni and capicola, an Italian spiced ham. The turkey breast is real turkey breast.

          The Restaurants also are required to use certain products which are prepared for the Company in accordance with proprietary recipes developed by the Company. Foremost among these is Quizno's special recipe soft baguette style bread and its red-wine based vinaigrette dressing used as a base on most of the sandwiches. In addition, the Restaurants use the Company's proprietary recipe tuna mix blend, garlic oil blend, and marinara sauce.

          The Restaurants' upscale decor is designed to convey an Italian deli ambiance and to match the upscale QSR market niche represented by the product. The typical Restaurant has a seating capacity of 20 to 60 customers at up to 30 tables. Open kitchens allow customers to watch as their sandwiches are prepared. The decor package for the Restaurants includes framed reproductions of old Italian food product labels, hand-painted Italian style posters. The Italian theme is carried through in standard red and green seating fixtures against a black and white ceramic tile floor. Real wood trim adds a rich warmth to the dining room not found in typical fast food dining environments.

          Besides a pleasant upscale environment for in-house dining, the Restaurants offer conveniently packaged meals for carry out to serve lunch time office workers and to serve the home meal replacement segment of the market.

          Quizno's  Restaurants  were  first  opened  in 1981 by the Company's predecessor. As of September 30, 1997, there were 241 Restaurants in operation, of which 13 are Company-owned, and agreements were in place for the opening of an additional 170 franchised Restaurants. Since its inception, the Company has incurred losses totaling $2,158,709, through September 30, 1997. The Company has financed these losses primarily through the sale of common stock and through the issuance of preferred stock as well as convertible subordinated debt. For the nine months ended September 30, 1997, the Company has incurred a loss of $205,000 compared to $475,000 in its prior year. The Company's trends are positive in that for the three months ended September 30, 1997, it had a profit of $90,000 as compared to a loss of $279,000 for the same period in the preceding year. As seen in its statement of cash flows for the nine months ended September 30, 1997, the Company generated cash from operations of approximately $165,000. The Company believes its ability to generate cash flow, combined with additional financing if necessary, will generate sufficient cash to support its operations for the next twelve months.

          The Company's principal executive office is located at 1099 18th Street, Suite 2850, Denver, Colorado 80202, and its telephone number is (303) 291-0999.

RECENT  DEVELOPMENTS

          During the months of October and November of 1997, the Company raised $835,000 through a private placement of 167,000 shares of its Class C Convertible Preferred Stock. Such Class C shares carry a preferred dividend of 12% per annum until converted and are immediately convertible on a one-for-one basis into shares of the Company's Common Stock. During such period, the Company also issued 100,000 shares of its Class B Preferred Stock to its principal lender upon the conversion of $500,000 of debt principal to such shares. Such Class B shares carry a preferred dividend of 12.75% per annum, are redeemable by the Company and are convertible after five years at the then market value.

          As a result of these preferred stock sales, and assuming they occurred as of September 30, 1997, the Company's pro forma Balance Sheet would be adjusted as follows:

                           THE QUIZNO'S CORPORATION

                            Summary Financial Data
                              September 30, 1997
                                  (Unaudited)


                                               September 30,     Pro Forma
                                                   1997        September 30,
                                               As  Reported        1997
                                               -------------   --------------

Current  assets                                 $ 3,501,036      $ 4,336,036(1)

Property  and  equipment,  net                    1,763,742        1,763,742

Other  assets                                     1,942,225        1,942,225
                                                -----------      -----------

Total  assets                                   $ 7,207,003      $ 8,042,003
                                                ===========      ===========



                                THE QUIZNO'S CORPORATION

                                 Summary Financial Data
                                   September 30, 1997
                                       (Unaudited)

                                                 September 30,     Pro Forma
                                                     1997        September 30,
                                                 As  Reported        1997
                                                 ------------    -------------

Current  liabilities                             $ 1,575,880      $ 1,575,880

Long-term  liabilities                             2,202,908        1,702,908(1)
Deferred  franchise  fees                          2,269,756        2,269,756

Stockholders'  equity
 Preferred  stock,  $.001  par
  value,  1,000,000  shares
  authorized
 Class  A  -  146,000  issued  and
  outstanding,  liquidation value
  of  $6  per  share  plus  unpaid
  and  accumulated dividends                             146              146
 Class  B  -  0  and  100,000  (pro
  forma)  shares  issued  and outstanding,
  liquidation  value  of  $5  per  share  plus
  unpaid  and  accumulated  dividends                     -               100(1)
 Class  C  -  0  and  167,000  (pro  forma)
  shares  issued  and outstanding,  liquidation
  value  of  $5  per  share  plus
  unpaid  and  accumulated  dividends                     -               167(1)
Common  stock,  $.001  par  value,  9,000,000
  shares authorized,  issued  and  outstanding
  2,904,567                                            2,905            2,905
Capital  in  excess  of  par  value                3,314,117        4,648,850
Accumulated  deficit                              (2,158,709)      (2,158,709)
                                                 ------------      ------------
                                                   1,158,459        2,493,459
                                                 ------------      -----------

                                                 $ 7,207,003      $ 8,042,003
                                                ============      ===========


(1) Assumes the conversion of $500,000 of the $2 million debt into Class B Preferred Stock and the sale of $835,000 of Class C Preferred Stock

          On November 12, 1997, The Quizno's Acquisition Company (the "Company"), a wholly-owned subsidiary of the Company, acquired certain assets used in the franchise operations and restaurant business known as Bain's Deli from Bain's Deli Franchise Associates and Jolles #4 Partnership (the "Sellers"). The Company acquired the rights to operate three company-owned restaurants and to be the franchisor of sixty operating Bain's Deli restaurants. The consideration paid by the Company to the Sellers for the acquisition was valued at $1,235,000, subject to adjustment upward or downward in certain circumstances. Such consideration is as follows: Sellers were paid $555,490 at the closing, the Company is obligated to issue Sellers 18,182 shares of its common stock, and a promissory note was issued by the Company to the Sellers in the principal amount of $579,510, bearing simple interest at 10% per annum, payable by the Company in monthly payments of $10,735.91 for seventy-two months. The Company has the right to adjust the principal amount of the promissory note as a setoff in certain circumstances. In addition, the Company entered into a consulting agreement with Mr. Jordon A. Katz, a principal of the Sellers, purchased the name "Bain's Deli" from Jolles Corporation and entered a managing agreement with Jeffrey Jolles, a principal of Jolles Corporation.

On December 5, 1997, an arbitration involving the Company as a defendant was scheduled for hearing on January 12, 1998. The Demand for Arbitration was filed on December 31, 1996 by S2D Subs, LLC, a former franchisee of the Company (S2d Subs, LLC v. The Quizno's Corporation Case No. 54 11400027 97, American Arbitration Association). The arbitration also names Richard E. Schaden, the President, Chief Executive Officer and a Director of the Company, Richard F. Schaden, A Director and Secretary of the Company, another member of their family and a former employee of the Company. The allegations of the plaintiff include breach of contract, fraud, misrepresentation, unfair trade practices and violation of the Michigan Franchise Investment Law. While the specific amount sought by the plaintiff is not stated in the Demand for Arbitration, preliminary discussions between representatives of the parties suggested plaintiff would settle for approximately $300,000. The Company rejected any possible settlement at that level. The Company and all the defendants have denied the allegations and intend to vigorously defend the action. Management of the Company does not believe that this claim will have a material adverse affect on the Company. The Company has filed a counterclaim against S2D, LLC alleging among other things, breach of its franchise agreement.

     RISK  FACTORS

          Each prospective investor should carefully consider the following factors inherent in and affecting the business of the Company, and this offering before making a decision to purchase the Common Stock offered hereby.

NO  OPERATING  PROFIT  TO  DATE

          The Company began business operations in January 1991 and went public in early 1994. The Company has not yet earned a profit in any year. The Company had net losses applicable to common stockholders of $1,075,908 in 1996, $348,512 in 1995 and $768,266 in 1994. See "THE COMPANY - General"

COMPETITION  FOR  BUSINESS

          The restaurant industry is highly competitive with respect to price, service, food quality and location and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than the Company. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new
markets  or  introduce  new  products.    The  quick  service  industry  is
characterized by the frequent introduction of new products, accompanied by substantial promotional campaigns.

          Industry data indicates that over the decade of the 1990s, the number and frequency of Americans eating out has increased. However, such data also indicates that the number of restaurants, and particularly QSRs, have increased more rapidly than the number of customers during this decade. Increasing competition has reduced margins and made consistent profitable operations more of a challenge.

          Culinary fashions among Americans will also impact the Company's profitability. As eating habits change and types of cuisine move in and out of fashion, the Company's challenge will be to maintain a menu within the Company's distinctive culinary style that appeals to an increasing market share.

          In response to flat growth rates and declines in average sales per restaurant, certain of QSR companies have adopted "value pricing" strategies. Such strategies could have the effect of drawing customers away from companies that do not engage in discount pricing and could also negatively impact the operating margins of competitors that do attempt to match competitors price reductions. Continuing or sustained price discounting in the quick service industry could have an adverse effect on the Company.

COMPETITION  FOR  AND  DEPENDENCE ON AREA DIRECTORS, FRANCHISEES AND LOCATIONS

          The Company's future success will depend, in part, upon its ability to attract qualified Area Directors and franchisees, who will be primarily responsible for the development of the Quizno's concept in their regional or local area, and upon the ability of its Area Directors and franchisees to obtain suitable Restaurant locations and sufficient financing to successfully develop and operate Restaurants. The market for suitable Restaurant locations is highly competitive because both restaurant and non-restaurant retail operations compete for prime real estate sites. The Company will train and work with its Area Directors and franchisees to maintain the quality and ambiance that are integral to the Quizno's concept. However, no assurance can be given that the Company's Area Directors and franchisees will be successful.

VIABILITY  OF  CONCEPT  NATIONWIDE

          To date, most of the Company's mature franchises are located in Colorado and Colorado is the Company's most developed market. While franchisees of the Company have opened over 175 Restaurants in other markets, there can be no assurance that the Company's concept of a higher quality, health conscious food product, served in a Italian deli-like ambiance, will appeal to consumers in other areas of the United States.

ABILITY  TO  ACHIEVE  DESIRED  EXPANSION

          The Company's growth strategy is to focus on the controlled development of additional franchised and Company-operated Restaurants in selected markets across the United States. The Company's ability to expand will depend on a number of factors, including the availability and cost of suitable locations, the hiring, training and retraining of skilled management and other personnel, the availability of adequate financing, the selection and acceptability of franchisees and other facts, some of which are beyond the control of the Company. There can be no assurance that the Company or its franchisees will be able to continue to open the planned new Restaurants or that, if opened, those Restaurants can be operated profitably. The Company has not yet been able to institute a program with one or more financial institutions to provide regular financing to its franchisees. The opening of additional Restaurants in the same market areas could have the effect of attracting customers from existing Restaurants located in that area and thereby reduce sales volumes in existing Restaurants.

IMPACT  OF  NATIONAL  AND  REGIONAL  ECONOMIES

          The health of national and regional economies has a significant impact on the restaurant industry. An expanding economy provides disposable income, which causes customers to eat out more frequently. A national or regional economic slow down will, in all probability, adversely impact the operations of restaurants, including those owned and franchised by the Company. This, in turn, will adversely impact the Company's royalty income and income from Company-owned Restaurants. The Company's franchises are still concentrated in a few regions of the U.S., and therefore adverse economic conditions in those regions may have a materially adverse impact on the Company's profitability. Finally, because many Company franchisees are in areas affected by severe winter weather, such weather could adversely impact the Company's royalty income.

LABOR  AND  OTHER  COSTS

          Costs of labor and employee benefits are significant expenses in the restaurant industry. While such costs have remained stable in recent years, a significant increase in wages throughout the country could adversely impact the Company and other restaurant businesses. Costs of food and non-food items are also significant factors in the restaurant industry and, finally, the cost of marketing may negatively impact restaurant operations, particularly in competitive markets where the brand name is not yet established.

CONFLICTS  OF  INTEREST

          Mr. Richard F. Schaden, an officer and director of the Company, owns interests in entities that hold two Quizno's Area Directorships. Mr. Frederick H. Schaden, a director of the Company, also owns an interest in one of those entities. Conflicts of interest may arise with respect to transactions between the Company and Area Directors in which officers or directors of the Company hold an interest, such as when loans are made by the Company to such Area Directors. Company-owned stores will also present conflict of interest issues, particularly with respect to the location of Company-owned stores in relation to franchisee-owned stores and the amounts allocated by the Company for goods and services that are also provided by the Company to its franchisees for a fee, such as advertising services.

GENERAL  LIABILITY  INSURANCE

          Although the Company carries general liability and commercial insurance of up to $1,000,000 per occurrence and $2,000,000 in the aggregate, subject to no deductible, there can be no assurance that this insurance will be adequate to protect the Company against any general, commercial and/or product liability claims. Any general, commercial and/or product liability claim which is not covered by such policy, or is in excess of the limits of liability of such policy could have a material adverse effect on the financial condition of the Company. There can be no assurance that the Company will be able to maintain this insurance on reasonable terms.

DEPENDENCE  ON  RICHARD  E.  SCHADEN

          The success of the Company's business will be dependent upon Mr. Richard E. Schaden, its Chief Executive Officer, who is also principal stockholders of the Company. The Company's anticipated growth also depends upon its ability to attract and retain skilled management personnel. The Company has obtained key-man life insurance in the amount of $1,000,000 on Mr. Schaden's life.

CONTROL  BY  EXISTING  STOCKHOLDERS

          Richard E. and Richard F. Schaden (the "Schadens") own an aggregate of approximately 54% of the outstanding voting Common Stock of the Company, and rights to purchase an additional approximately 181,000 shares in the future. Shareholders do not have cumulative voting rights with respect to the election of directors. The Schadens have the ability to elect all of the directors of the Company and to thereby direct or substantially influence the management, policies and business operations of the Company and to have the power to control the outcome of any matter submitted to the vote of the Company's stockholders.

NO  DIVIDENDS  ANTICIPATED

          The Company has never paid any cash dividends on its Common Stock. The Company anticipates that in the future, earnings, if any, will be retained for use in the business, and it is not anticipated that cash dividends with respect to the Common Stock will be paid in the foreseeable future.

POSSIBLE  PRICE  OF  THE  COMPANY'S  COMMON  STOCK

          The market price of the Company's Common Stock has been highly volatile. Factors such as the Company's operating results and the small volume of shares of its Common Stock that are traded have a significant effect on the market price of the Company's Common Stock. In addition, market prices for the securities of many emerging and small capitalization companies have experience wide fluctuations in response to variation in quarterly operating results and general economic indicators and conditions, as well as other factors beyond the control of the Company.

PREFERRED  SHARES  AVAILABLE  FOR  ISSUANCE

          The Company has one million shares of Preferred Stock authorized. The Company has issued 146,000 shares of Class A Preferred Stock, 100,000 shares of Class B Preferred Stock and 167,000 shares of Class C Preferred Stock, upon which monthly dividends are paid. Such Classes of Preferred Stock are senior to the Common Stock as to dividends and liquidation preferences. Shares of Preferred Stock may be issued by the Company in the future without shareholder approval and upon such terms as the Board of Directors may determine, including the payment of dividends. The rights of the holders of Common Stock will be subject to and may be affected adversely by the rights of holders of shares of any Preferred Stock that may be issued in the future. The availability of Preferred Stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of discouraging a third party from acquiring control of the Company through the purchase of shares of the Common Stock.

GOVERNMENT  REGULATIONS

          The restaurant business is subject to extensive federal, state and local government regulations relating to the development and operation of restaurants, including regulations relating to building and zoning requirements and the preparation and sale of food, and laws that govern the Company's relationship with its employees, such as minimum wage requirements, overtime and working conditions and citizenship requirements. The failure to obtain or retain food licenses or substantial increases in the minimum wage could adversely affect the operation of the Restaurants. The Company is also subject to federal regulations and certain state laws which regulate the offer and sale of franchises to its franchisees.

CONTINUED  LISTING  AND  PENNY  STOCK  REGULATIONS

          The daily trading price of the Company's Common Stock has been quoted on the Nasdaq SmallCap Market since its initial public offering. There can be no assurance that quotation on the Nasdaq SmallCap Market will be maintained. In August 1997, The Nasdaq Stock Market, Inc. issued new listing maintenance requirements for the Nasdaq SmallCap Market, which may adversely affect the ability of listed companies to maintain their Nasdaq SmallCap listings. The Company currently meets the new Nasdaq SmallCap Market listing maintenance requirements. If the Company fails to meet the maintenance criteria in the future, the trading price for the Common Stock would not be carried in many newspapers, and the shares might be subject to certain rules of the Securities and Exchange Commission relating to "penny stocks." These rules require that broker-dealers must apply a special suitability standard for purchasers of stocks of companies subject to such rules and receive the purchaser's prior written consent for the transaction. These rules, if applied to the Company's Common Stock in the future, may inhibit the ability of broker-dealers to sell the Company's Common Stock in the secondary market.

IMPACT  OF  SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Future sales by existing stockholders could adversely affect the prevailing market price of the Common Stock. As of September 30, 1997 the Company had 2,904,567 shares of Common Stock outstanding. Of these shares, approximately 1,300,000 shares are freely transferable without restrictions. The remainder, principally owned by insiders, may be sold into the public market from time to time in the future, and thereby become freely transferable. As of September 30, 1997, 6,989 shares had been issued and approximately 280,000 shares were issuable upon the exercise of outstanding options. The Company is authorized to issue options covering up to
approximately  650,000  unissued    shares  of  Common  Stock  to  employees,
directors,  advisors  and  Area  Directors.    The Company intends to register
Common Stock underlying such options in early 1998. Upon exercise of such options, the shares would be eligible for immediate sale in the public market. In addition, 446,000 shares of Common Stock have been reserved for issuance upon conversion of the outstanding shares of Class A, Class B and Class C Preferred Stock of the Company, and one of the Company's major lenders has the right to convert debt or exercise warrants for 415,056 shares of Common Stock.

FORWARD-LOOKING  STATEMENTS

     Certain of the information discussed in this Prospectus are forward-looking statements that involve risks and uncertainties that might adversely affect the Company's operating results in the future in a material way. Such risks and uncertainties include, without limitation, the risk factors discussed above. Many of these risks are beyond the control of the Company.

     USE  OF  PROCEEDS

          The net proceeds from the sale of the Shares will be received by the Selling Stockholders. The Company will not receive any of the proceeds from any sale of the Shares by the Selling Stockholders. The Company has received funds upon the exercise of the Options by the Selling Shareholders. Such funds will be used for general corporate purposes, including working capital.

     SELLING  STOCKHOLDERS

          The table below sets forth information as of January 29, 1998 with respect to the Selling Stockholders, including names, holdings of shares of Common Stock prior to the offering of the Shares, the number of Shares being offered for each account, and the number of shares of Common Stock to be owned by the Selling Stockholders immediately following the sale of the Shares, assuming all of the offered Shares are sold.


                            Shares of                           Shares of
                          Common Stock                        Common Stock
                          Beneficially                            to be
                          Owned Before       Shares of        Beneficially
                              the          Common Stock        Owned After
Name                      Offering  (1)   Being  Offered      Being Offered
----                     --------------   --------------     --------------

P.  S.  Restaurant
  Management,  Inc.            900             900                  0
BBD Management (Wash),
 Inc.                          750             750                  0
QSD  Development,  LLC         600             600                  0
The  Food  Group,  LLC         600             600                  0
Alscott,  Inc.                 600             600                  0
Robert  Taylor                 450             450                  0
Lenlar,  LLC                   450             450                  0
Roger  Grieco                  450             450                  0
Impetus  Profit  LLC           300             300                  0
Joel  Davis                    300             300                  0
David  Kajganich               300             300                  0
LBT  Restaurants,  Inc.        210             210                  0
Charles  Cerny                 150             150                  0
Zachary  Enterprises  LLC      150             150                  0
Bruce  Eubanks                  90              90                  0

RELATIONSHIP  BETWEEN  THE  COMPANY  AND  THE  SELLING  STOCKHOLDERS

          Each of the Selling Stockholders is an Area Director for the Company, with responsibility to sell company franchises in a specific region. Area Directors are independent contractors of the Company who are subject to an Area Director Marketing Agreement with the Company.

     PLAN  OF  DISTRIBUTION

          Any distribution of the Shares by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may be effected from time to time in one or more of the following transactions: (a) to underwriters who will acquire the Shares for their own account and resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale (any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time); (b) through brokers, acting as principal or agent, in transactions (which may involve block transactions) on the Nasdaq Stock Market or on one or more exchanges on which the Shares are then listed, in special offerings, exchange distributions pursuant to the rules of the applicable exchanges or in the over-the-counter market, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices; (c) directly or through brokers or agents in private sales at negotiated prices; or (d) by any other legally available means. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 of the Securities Act ("Rule 144") may be sold under Rule 144 rather than pursuant to this Prospectus. All discounts, commissions or fees incurred in connection with the sale of the Common Stock offered hereby will be paid by the Selling Stockholders, except that the expenses of preparing and filing this Prospectus and the related Registration Statement with the Securities and Exchange Commission, and of registering or qualifying the Common Stock will be paid by the Company.

          The Selling Stockholders and such underwriters, brokers, dealers or agents, upon effecting a sale of the Shares, may be considered "underwriters" as that term is defined by the Securities Act.

          Underwriters participating in any offering made pursuant to this Prospectus (as amended or supplemented from time to time) may receive underwriting discounts and commissions, discounts or concessions may be allowed or reallowed or paid to dealers, and brokers or agents participating in such transaction may receive brokerage or agent's commissions or fees.

          If required at the time a particular offering of the Shares is made, a Prospectus Supplement would be distributed which would set forth the amount of the Shares being offered and the terms of the Offering, including the purchase price or public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the Shares purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers. The Company has been informed that no underwriter  for  the  Shares  has  been  engaged  at  this  time.

          In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions, if required, only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with.

          The Company has agreed that it will bear all costs, expenses and fees in connection with the registration of the Shares.

     INDEMNIFICATION  OF OFFICERS AND DIRECTORS

          Article 109 of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the Company, if such person acted in good faith and reasonably believed that his conduct, in his official capacity, was in the best interests of the Company (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases that his conduct was at least not opposed to the Company's best interests. In the case of a criminal proceeding, the director, officer, employee  or  agent  must  have  had  no  reasonable cause to believe that his conduct was unlawful. Under Colorado Law, the Company may not indemnify a director, officer, employee or agent in connection with a proceeding by or in the right of the Company if the director is adjudged liable to the Company, or in a proceeding in which the directors, officer employee or agent is adjudged liable for an improper personal benefit.

          The Company's Articles of Incorporation provide that the company shall indemnify its directors, and officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the laws of the State of Colorado, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in the by-laws of the Company or any shareholders' or directors' resolution or by contract. Consistent with its Articles of Incorporation, the Company has entered into agreements to provide indemnification for the Company's directors and certain officers.

          Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                          LEGAL MATTERS

          The validity of the Shares offered hereby is being passed upon for the Company by Lyle B. Stewart, P.C., Denver, Colorado.

     EXPERTS

          The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the three years in the period ended December 31, 1996 appearing in the Form 10-KSB have been audited by Ehrhardt Keefe Steiner & Hottman P.C., independent auditors, as stated in their report appearing therein, and have been incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. With respect to the unaudited interim consolidated financial information in the Company's quarterly reports for the periods ended March 31, June 30, and September 30, 1997, each filed on Forms 10-QSB or as amended on Forms 10-QSB/A, the independent certified public accountants have not audited or reviewed such consolidated financial information and have not expressed an opinion or any other form of assurance with respect to such consolidated financial information.

     PART  II  -  INFORMATION  REQUIRED  IN  THE  REGISTRATION  STATEMENT


ITEM  3.      INCORPORATION  OF  CERTAIN  DOCUMENTS  BY  REFERENCE.
              -----------------------------------------------------

          The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") by the Company (File No. 000-23174) are incorporated herein by reference:

          (a) the Company's annual report for the fiscal year ended December 31, 1996 filed on Form 10-KSB, as filed with the Commission on March 31, 1997;

          (b) the Company's quarterly reports for the periods ended March 31, June 30, and September 30, 1997, each filed on Form 10-QSB, as filed with the Commission on May 15, August 12, and October 9, 1997, respectively, and as amended on Forms 10-QSB/A filed on August 19 and October 14, 1997, respectively;

          (c) the Company's current reports dated January 21, April 2, May 28, June 27, July 31, August 13 and November 26, 1997 on Form 8-K, as amended by Form 8-K/A filed on December 31, 1997; and

          (d) the description of the Company's Common Stock which is contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

          Each document filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

ITEM  4.      DESCRIPTION  OF  SECURITIES.
              ---------------------------

          Options shall be granted under the Plan to Area Directors who meet objective standards of performance in fulfilling their contractual
obligations.    No  cash  or  cash  equivalents  will be paid for the options.

ITEM  5.      INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL.
              -------------------------------------------

          Not  applicable.


ITEM  6.      INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.
              ---------------------------------------------

          Article 109 of the Colorado Business Corporation Act generally provides that a corporation may indemnify its directors, officers, employees and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee or agent of the Company, if such person acted in good faith and reasonably believed that his conduct, in his conduct, in his official capacity, was in the best interests of the Company (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the Company's best interests. In the case of a criminal proceeding, the director, officer, employee or agent must have had no reasonable cause to believe his conduct was unlawful. Under Colorado Law, the Company may not indemnify a director, officer, employee or agent in connection with a Proceeding by or in the right of the Company if the director is adjudged liable to the Company, or in a proceeding in which the director, officer, employee or agent is adjudged liable for an improper personal benefit.

          The Company's Articles of Incorporation provide that the company shall indemnify its directors, and officers, employees and agents to the fullest extent and in the manner permitted by the provisions of the laws of the State of Colorado, as amended from time to time, subject to any permissible expansion or limitation of such indemnification as may be set forth in the by-laws of the Company or any shareholders' or directors' resolution or by contract. The Company has entered into agreements to provide indemnification for the Company's directors consistent with its Articles of Incorporation.

          Insofar as indemnification for liabilities under the Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM  7.    EXEMPTION  FROM  REGISTRATION  CLAIMED.
            --------------------------------------

         Not  applicable.

ITEM  8.    EXHIBITS.
            --------

      5.1          Opinion  of  Lyle  B.  Stewart,  P.C.

     23.1          Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  P.C.

     23.2          Consent  of Lyle B. Stewart, P.C. (included in Exhibit 5.1)

     24.           Power  of  Attorney  (included  on  signature  page)

     99.1          Area Director Equity Participation Rights Stock Option Plan

ITEM  9.    UNDERTAKINGS.
            ------------

          The  undersigned  registrant  hereby  undertakes:

     A.        (1)     To file, during any period in which offers or sales are
being  made,  a  post-effective  amendment  to  this  registration  statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on January 27, 1998.


                              THE  QUIZNO'S  CORPORATION


                              By  /s/  Patrick  E.  Meyers
                                  ------------------------
                                   Patrick  E.  Meyers,
                                   Vice  President  and
                                   General  Counsel


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Each person whose signature appears below in so signing also makes, constitutes and appoints Richard E. Schaden and Patrick E. Meyers, and each of them, his or her true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.



Signature                      Title                                  Date
---------                      -----                                  ----

/s/  Richard  E.  Schaden   President, Chief Executive Officer
-------------------------    and Director (Principal Executive
Richard E. Schaden           Officer)                       January  27,  1998

/s/  John  L.  Gallivan     Chief Financial Officer and
-----------------------      Treasurer (Principal Financial
John L. Gallivan             and Accounting Officer)        January  27,  1998

/s/  Richard F. Schaden     Vice President, Secretary
-----------------------      and Director                   January 27, 1998
Richard  F.  Schaden

/s/  Brownell  M.  Bailey   Director                        January  27,  1998
-------------------------
Brownell  M.  Bailey

/s/  Mark  L.  Bromberg     Director                        January  27,  1998
-----------------------
Mark  L.  Bromberg

/s/  J.  Eric  Lawrence     Director                        January  27,  1998
-----------------------
J.  Eric  Lawrence

/s/ Frederick H. Schaden    Director                        January  27,  1998
---------------------------
Frederick  H.  Schaden


     EXHIBIT  INDEX



Number                                        Exhibit
------                                        -------

5.1          Opinion  of  Lyle  B.  Stewart,  P.C.

23.1         Consent  of  Ehrhardt  Keefe  Steiner  &  Hottman  P.C.

23.2         Consent  of  Lyle  B.  Stewart,  P.C.  (included in Exhibit 5.1)

24.          Power  of  Attorney  (included  on  signature  page)

99.1         Area  Director  Equity  Participation  Rights  Stock Option Plan